Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen	Public Relations Contact:
	ICR, LLC	Lisa Greb
	330/463-6865	Director, Public Relations
	http://www.joann.com	Jo-Ann Stores, Inc.
330/463-3442

JO-ANN STORES ANNOUNCES SECOND QUARTER SALES RESULTS

- Same-store sales increased 1.8% in the second quarter –
- Fiscal 2010 second quarter earnings conference call scheduled for August 26, 2009 –

HUDSON, OH – August 6, 2009 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales for the second quarter ended August 1, 2009, were $419.4 million compared to $403.0 million in the prior year. Same-store sales for the second quarter increased 1.8% versus a same-store sales increase of 3.3% last year.

Net sales for the six-month period ended August 1, 2009 were $879.4 million versus $849.1 million for the same period in the prior year. Year-to-date same-store sales increased 1.4% versus a same-store sales increase of 3.9% for the same period last year.

Second Quarter Conference Call

The company will report earnings for its second quarter of fiscal 2010 on August 26, 2009. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 p.m. ET. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 222 large-format stores and 536 small-format stores.